UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 26, 2011

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer I.D. Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 26, 2011, Thomas C. Kempen, of Eau Claire, WI, has retired as a director of Citizens Community Bancorp, Inc. (the "Company") and as a director of Citizens Community Federal, the Company's wholly owned subsidiary (the "Bank").  The Board of Directors of the Company appreciates Mr. Kempen's 29 years of dedicated service.

Effective May 26, 2011 and upon recommendation from the Company's Nominating Committee, the Company's Board of Directors approved the appointment of Michael L. Swenson as a director of the Company to fill the vacancy in the Company's Board of Directors created by the retirement of Mr. Kempen.  Mr. Swenson will serve as a director of the Company for the remainder of the three year term (until the Company's 2014 Annual Meeting of Shareholders) pursuant to which Mr. Kempen was elected at the 2011 Annual Meeting of Shareholders of the Company.  Additionally, Mr. Swensen will replace Mr. Kempen on the Company's Compensation Committee and Nominating Committee of its Board of Directors.  Mr. Swenson was also appointed as a director of the Bank effective as of May 26, 2011 to serve until his prior death, resignation or removal.  Mr. Swenson is the President and CEO of Northern States Power Company - Wisconsin (an Xcel Energy Company) in Eau Claire, WI.  Mr. Swenson brings to the Board extensive leadership experience in a highly regulated environment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.
Date:  June 1, 2011
BY /s/ Edward H. Schaefer
Edward H. Schaefer, Chief Executive Officer